Exhibit 99.1

Press Release dated November 16, 2009

Investor Relations
Phone: (301) 897-2564
Email: info@spherix.com

SPHERIX INCORPORATED TO RAISE $6.3 MILLION IN REGISTERED DIRECT OFFERING

Bethesda, MD, November 16, 2009 - Spherix Incorporated (NASDAQ CM: SPEX), an innovator in biotechnology for diabetes therapy, and a provider of technical and regulatory consulting services to food, supplement, biotechnology and pharmaceutical companies, today announced that it has received commitments from investors to purchase $6.3 million of securities in a registered direct offering.  Spherix expects to receive net proceeds of approximately $6 million after deducting placement agent fees and other offering expenses.  Spherix has entered into securities purchase agreements with the investors pursuant to which Spherix has agreed to sell an aggregate of 2,760,870 shares of its common stock and warrants to purchase up to 1,104,348 additional shares of its common stock.  Each unit, consisting of one share of common stock and a warrant to purchase 0.40 of a share of common stock, will be sold for a purchase price of $2.30.

“The proceeds from this offering will provide critical support for the Company’s on-going development of D-tagatose as a treatment for Type 2 diabetes, currently in Phase 3 clinical trial,” said Dr. Claire L. Kruger, CEO of Spherix.

The warrants to purchase additional shares will be exercisable immediately at an exercise price of $3.25 per share and will expire 5 years from the date they are first exercisable.  All of the securities were offered pursuant to an effective shelf registration statement.  The offering is expected to be consummated by November 19, 2009, subject to customary closing conditions.  Rodman & Renshaw, LLC (NASDAQ: RODM), a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc., acted as the exclusive placement agent for the transaction.

A shelf registration statement relating to the shares of common stock and warrants issued in the offering (and the shares of common stock issuable upon exercise of the warrants) has been filed with the Securities and Exchange Commission (the “SEC”) and has been declared effective.  A prospectus supplement relating to the offering will be filed by Spherix with the SEC.  Copies of the prospectus supplement and accompanying prospectus may be obtained directly from Spherix by contacting Spherix Incorporated, 6430 Rockledge Drive, #503, Bethesda, MD 20817.  This announcement is neither an offer to sell nor a solicitation of an offer to buy any shares of common stock or warrants of Spherix.  No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company under the name Biospherics Research. The company now leverages its scientific and technical expertise and experience through its two subsidiaries—Biospherics Incorporated and Spherix Consulting, Inc. Biospherics is currently running a Phase 3 clinical trial to study the use of D-tagatose as an oral, monotherapy treatment for patients with Type 2 diabetes. Its Spherix Consulting subsidiary provides scientific and strategic support for suppliers, manufacturers, distributors and retailers of conventional foods, biotechnology-derived foods, medical foods, infant formulas, food ingredients, dietary supplements, food contact substances, pharmaceuticals, medical devices, consumer products, and industrial chemicals and pesticides. For more information, please visit www.spherix.com.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this release, including statements relating to planned clinical study design, regulatory and business strategies, plans and objectives of management and growth opportunities for existing or proposed products, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. The risks and uncertainties include, without limitation, risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured, we may lack financial resources to complete development of Naturlose, the FDA may interpret the results of studies differently than us, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends, our continuing efforts to develop Naturlose may be unsuccessful, our common stock could be delisted from the Nasdaq Capital Market, and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our current report on Form 8-K filed on October 10, 2007. Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.